UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2018

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2018, Hill International, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with James Chadwick, Frederick DiSanto, Ancora Advisors LLC, Ancora Family Wealth Advisors LLC, Ancora Retirement Plan Advisors Inc., Ancora Trust, Merlin Partners, AAMAF LP, Birchwald Partners LP, and Ancora Catalyst Fund LP (collectively, the “Ancora Group”), pursuant to which the Ancora Group agreed to certain standstill provisions and the Company agreed to nominate Mr. Chadwick to the Company’s Board of Directors (the “Board”) at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and to grant Mr. Chadwick board observation rights.  The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Ancora Group has agreed to certain standstill restrictions during the Standstill Period (as defined under the Agreement), including restrictions on the Ancora Group (1) soliciting or granting proxies to vote shares of the Company’s common stock, (2) initiating stockholder proposals for consideration by the Company’s stockholders, (3) nominating directors for election to the Board, (4) seeking the removal of any member of the Board, and (5) submitting proposals for or offers of certain extraordinary transactions involving the Company, in each case, subject to certain exceptions. The Agreement generally defines the “Standstill Period” as the period beginning on the date of the Agreement until the later of the date which is 20 days prior to the nomination deadline for the 2019 annual meeting of stockholders or the date Mr. Chadwick is no longer on the Board. In addition, during the Standstill Period, at all annual or special meetings of stockholders through the 2018 Annual Meeting and as long as any Mr. Chadwick serves on the Board after any such meeting, if applicable, the Ancora Group has agreed to vote all of its shares of the Company’s common stock (1) in favor of the election of all directors nominated by the Board, (2) against any directors proposed that are not nominated by the Board and against any proposals not recommended by the Board relating to removing any directors of the Board or otherwise changing the composition of the Board, and (3) in favor of the ratification of the appointment of the Company’s auditors.

The Company issued a press release dated September 12, 2018, announcing its intention to nominate Mr. Chadwick at the 2018 Annual Meeting and to appoint Mr. Chadwick as a Board observer pursuant to the Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Nomination and Standstill Agreement, dated as of September 12, 2018, by and among Hill International, Inc. and the persons and entities listed on Schedule A thereto.
99.1	Press Release of the Company, dated September 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: September 13, 2018	Title:	Executive Vice President and General Counsel